As filed with the Securities and Exchange Commission on October 8, 1997.
                                                       Registration No._________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                          LIGHTPATH TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

Delaware                                  3225                    86-0708398
--------------------------------------------------------------------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

  6820 Academy Parkway East, N.E., Albuquerque, New Mexico 87109 (505) 342-1100
  -----------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)

             Leslie A. Danziger, Chairman of the Board and President
         6820 Academy Parkway East, N.E., Albuquerque, New Mexico 87109
              Telephone: (505) 342-1100; Facsimile: (505) 342-1111
              ----------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            James L. Adler, Jr., Esq.
                        Squire, Sanders & Dempsey L.L.P.
                             Two Renaissance Square
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                            Telephone: (602) 528-4000
                               FAX: (602) 253-8129

Approximate  date of  commencement  of proposed  sale to the public:  As soon as
practicable  from  time  to  time  after  the  Registration   Statement  becomes
effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------

 Title of each class of securities to    Amount to be        Maximum aggregate              Amount of
            be registered                 registered         offering price(1)          registration fee
--------------------------------------------------------------------------------------------------------------
Units, each consisting of one share
of Common Stock, $.01 par value, and          1,840,000                $11,960,000        $3,625.00 (9)
one Class B Warrant (2)
--------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value (3)              3,680,000                $32,200,000        $9,758.00 (9)
--------------------------------------------------------------------------------------------------------------

Class A Warrants(4)                             839,000                        -0-
--------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value(5)                 839,000                 $5,453,500        $1,653.00 (9)
--------------------------------------------------------------------------------------------------------------

Class B Warrants(4)                             839,000                        -0-
--------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value(6)                 839,000                 $7,341,250        $2,225.00(9)
--------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value(7)               1,000,000                 $5,630,000          $1,706.06
--------------------------------------------------------------------------------------------------------------

Units, each consisting of one share
of Common Stock, $.01 par value, one
Class A Warrant and one Class B                 160,000                   $960,000         $ 291.00(9)
Warrant (8)
--------------------------------------------------------------------------------------------------------------

Units, each consisting of one share
of Common Stock, $.01 par value, and            160,000                 $1,040,000         $ 316.00(9)
one Class B Warrant (8)
--------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value(8)                 320,000                 $2,800,000         $ 849.00(9)
--------------------------------------------------------------------------------------------------------------

                Total                                                  $67,384,750         $20,423.06
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.
(2) Issuable upon exercise of Class A Warrants.
(3) Issuable upon exercise of Class B Warrants.
(4) Registered for resale by Bridge Securityholders.
(5) Issuable upon exercise of Class A Warrants registered for resale by Bridge Securityholders.
(6) Issuable upon exercise of Class B Warrants registered for resale by Bridge Securityholders.
(7) Issuable upon conversion of Series A Preferred Stock and exercise of Class C
    Warrants   and  Class  D   Warrants   registered   for   resale  by  Private
    Securityholders.
(8) Issuable upon exercise of the Unit Purchase Option and/or Warrants issuable thereunder.

(9) The registration fee for these securities was previously paid in connection with the Registrant's Registration Statement on Form SB-2 dated January 13, 1996 (No. 33-80119). This Registration Statement includes a combined prospectus pursuant to Rule 429(a) under the Securities Act of 1933, as amended, and operates as a Post-Effective Amendment to the prospectus included in Form SB-2 Registration Statement No. 33-80119 affecting compliance with the undertaking in such earlier Registration Statement to comply with the requirements of Section 10(a)(3) of the Securities Act of 1933.

                               ------------------

         Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provision upon exercise of the Class A, Class B, Class C and Class D Warrants, Series A Preferred Stock and the Unit Purchase Option.

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also constitues a Post-Effective Amendment No. 2 on Form S-3 to Form SB-2 (File No. 33-80119) filed by the Registrant on January 13, 1996, with respect to (A) the issuance and sale of (i) 1,840,000 units, each unit consisting of one share of Class A Common Stock, and one Class B Warrant,
(ii) 160,000 units, each unit consisting of one share of Class A Common Stock, one Class A Warrant, and one Class B Warrant, and (iii) the securities underlying the foregoing units and (B) the registration of 839,000 Class A Warrants, and the securities underlying such Warrants for resale by the Selling Securityholders of the Registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE



         The Registration Statement on Form S-3 covers the registration of (i) the issuance and resale of Class A Common Stock, $.01 par value ("Class A Common Stock") of LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and redeemable Class B Warrants of the Company ("Class B Warrants"), issuable upon exercise of outstanding redeemable Class A Warrants of the Company ("Class A Warrants"), and issuable upon exercise of outstanding Class B Warrants issued in the Company's underwritten initial public offering (the "IPO") in February 1996 or subsequently sold in registered resales by selling securityholders, (ii) the resale of Class A Warrants by certain holders thereof who acquired such securities in a private transaction, the sale of the Class A Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants and the sale of the Class A Common Stock issuable upon exercise of the Class B Warrants underlying such Class A Warrants, and (iii) the issuance and resale of Class A Common Stock issuable upon conversion of Series A Preferred Stock and exercise of Class C Warrants and Class D Warrants (the"Private Placement Securityholders Securities") by certain holders thereof (collectively the "Private Placement Securityholders") who acquired shares of Series A Preferred Stock in a private transaction.

         The first of these transactions involves the registration of (1) up to 1,840,000 units (the "Units"), each Unit consisting of one share of Class A Common Stock, and one Class B Warrant, for sale by the Company upon the exercise of Class A Warrants, and (2) an additional 3,680,000 shares of Class A Common Stock issuable upon exercise of outstanding Class B Warrants or Class B Warrants issuable upon exercise of the Class A Warrants contained within the Units. The second of these transactions involves the registration of (3) an additional 839,000 Class A Warrants, for resale by the holders thereof (the "Remaining Bridge Securityholders' Warrants") in an offering that is not underwritten, and
(4) an additional 839,000 shares of Class A Common Stock and 839,000 Class B Warrants underlying the Remaining Bridge Securityholders' Warrants, and 1,678,000 shares of Class A Common Stock issuable upon exercise of the Class B Warrants underlying the Remaining Bridge Securityholders' Warrants. The Remaining Bridge Securityholders' Warrants were issued upon the closing of the Company's IPO in exchange for warrants issued in a private placement by the Company completed in November 1995 prior to the filing of the Registration Statement for the IPO. The Remaining Bridge Securityholders' Warrants became freely tradeable 45 days from the date of the final Prospectus included in such Registration Statement ( April 7, 1996). The third of these transactions involves the registration of (5) an additional 1,000,000 shares of Class A Common Stock issuable upon conversion of the Private Placement Securities. The Private Placement Securities were issued in a private placement completed in July 1997.

         The Registration Statement on Form SB-2 (No.33-80119) which is amended by this Post-Effective Amendment also registered the issuance of options issued to the Company's underwriter in its February 1996 initial public offering, and the issuance of options issued to certain finders in such offering, as well as the issuance of underlying securities upon the exercise of such options. This Post-Effective Amendment is not intended to deregister any of the securities so registered, and such Registration Statement, as amended hereby, is intended to continue to register such transactions.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3, which also constitutes a Post-Effective Amendment on Form S-3 to its Registration Statement on Form SB-2, File No. 33-80119, ("Registration Statement") under the Securities Act of 1933, as amended with respect to the securities offered hereby. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. For further information with respect to the Company, reports, proxy statements and other information and the securities offered hereby, reference is made to such reports, proxy statements and other information, the Registration Statement and the exhibits filed as part thereof. The Registration Statement and the reports and other information filed by the Company in accordance with the Exchange Act can be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
7 World Trade Center, New York, New York, 10048 and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at its principal office 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. In addition the Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements regarding registrants, such as the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission by the Company and are hereby incorporated by reference into this Prospectus:

i. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997. The report of KPMG Peat Marwick LLP in the aforementioned financial statements contains an explanatory paragraph that states the Company's recurring losses from operations and resulting continued dependence on external sources of capital raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ii. The description of the Company's Class A Common Stock, Class A Warrants and Class B Warrants contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 15(d) of the Exchange Act dated January 13, 1996.

All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such reports and documents.

         Any  statement   contained  in  a  document   incorporated   or  deemed
incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a Prospectus is delivered upon written or oral request of each person, a copy of any document incorporated herein by reference, (not including exhibits to the document that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporated). Requests should be directed to Investor Relations, LightPath Technologies, Inc., 6820 Academy Parkway East NE, Albuquerque, New Mexico, 87109, telephone (505)342-1100.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION  STATEMENT  RELATING  TO THESE  SECURITIES  HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOME EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 8 , 1997.
Prospectus

                          LIGHTPATH TECHNOLOGIES, INC.
 1,840,000 Units, each consisting of one Share of Class A Common Stock and one Redeemable B Warrant, issuable upon the exercise of outstanding Redeemable Class
   A Warrants and 1,840,000 Shares of Class A Common Stock issuable upon the exercise of Redeemable Class B Warrants underlying such Class A Warrants and
     1,840,000 Shares of Class A Common Stock issuable upon the exercise of outstanding Redeemable Class B Warrants Underlying such Class A Warrants

839,000 Redeemable Class A Warrants to Purchase 839,000 Shares of Class A Common
   Stock and 839,000 Redeemable Class B Warrants to Purchase 839,000 Shares of Class A Common Stock, and 2,517,000 shares of Class A Common Stock issuable upon the exercise of such Class A and Class B Warrants
                                       And
1,000,000 Shares of Class A Common Stock issuable upon the conversion of Series
  A Preferred Stock and exercise of Redeemable Class C Warrants and Redeemable
                                Class D Warrants

         Lightpath Technologies, Inc., a Delaware corporation (the "Company"), hereby offers: (i) 1,840,000 Units ("Units") issuable upon the exercise of 1,840,000 Class A Warrants (the "Class A Warrants"), each unit consisting of one share of Class A Common Stock, $.01 par value ("Class A Common Stock"), and one redeemable Class B Warrant (the "Class B Warrants"); (ii) 1,840,000 shares of Class A Common Stock issuable upon the exercise of Class B Warrants which are presently outstanding, and (iii) 1,840,000 shares of Class A Common Stock issuable upon the exercise of Class B Warrants underlying the Units. The shares of Class A Common Stock and the Class B Warrants included in the Units will be immediately separately transferable upon issuance and the Units will not trade as a separate security. 1,600,000 of the outstanding Class A Warrants and Class B Warrants (collectively, the "IPO Warrants") were issued in connection with the Company's initial public offering ("IPO") in February 1996 of 1,600,000 Units ("IPO Units"), each IPO Unit consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. In March 1996, D.H. Blair Investment Banking Corp. ("Blair"), as the underwriter of the IPO, exercised its over-allotment option to purchase an additional 240,000 IPO Units. The Company also registered in the IPO 839,000 Class A Warrants (the "Selling Securityholders' Warrants") on behalf of certain selling securityholders (the "Bridge Securityholders"), none of which have been sold to date by the Bridge Securityholders. There are 1,840,000 Class A Warrants outstanding and 1,840,000 Class B Warrants outstanding as of the date of this Prospectus (excluding the 839,000 Warrants that continue to be held by the Bridge Securityholders (the "Remaining Bridge Securityholders") and an option to Blair to purchase 160,000 Units, each composed similar to the IPO Units for an exercise price of $6.75 , ("Unit Purchase Option"). Assuming the exercise of all presently outstanding Class A Warrants, there will be 1,840,000 additional Class B Warrants issuable, for a total of 3,680,000 Class B Warrants. Each Class A Warrant entitles the holder to purchase one Unit at an exercise price of $6.50, subject to adjustment. Each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Class A Common Stock. The Class A Warrants and the Class B Warrants are exercisable until February 22, 2001. The Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Class A Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date the Warrants are called for redemption. The Class A Common stock is one of four classes of the Company's Common Stock: Class A, Class E-1, Class E-2 and Class E-3 ( which are collectively referred to herein as the "Common Stock").

         This Prospectus also relates to 839,000 redeemable Class A Warrants of Lightpath Technologies, Inc., 625,000 of which were issued to investors upon conversion of other warrants issued to such investors in a private placement by the Company in November 1995, and 214,000 of which were issued to other investors (collectively the "Bridge Securityholders") upon conversion of certain notes issued by the Company in a private placement during the first seven months of 1995. See "Selling Securityholders." This Prospectus also relates to 839,000 Redeemable Class B Warrants issuable upon exercise of the Class A Warrants and 1,678,000 shares of Class A Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants held or issuable to the Bridge Securityholders.

         This Prospectus also relates to 1,000,000 shares of Class A Common Stock issuable upon conversion of 180 shares of Series A Preferred Stock and exercise of 320,000 redeemable Class C Warrants and 64,000 redeemable Class D Warrants which were issued to investors in a private placement completed by the Company in July 1997 (the "Private Placement Securityholders" and together with the Bridge Securityholders , the "Selling Securityholders").

         The securities offered by this Prospectus may be sold from time to time by the holders thereof, the Selling Securityholders, or by their transferees. All of the Class A Warrants became freely tradeable in June 1996, and the securities underlying such Class A Warrants became freely tradeable commencing February 22, 1997. The distribution of the securities offered hereby may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated paces. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

         The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act. The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders.





         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
               SUBSTANTIAL IMMEDIATE DILUTION. SEE "RISK FACTORS".
                               ------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

              The date of this Prospectus is October ________1997.

         The Company has agreed to pay to Blair a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise prices in connection with the exercise of the IPO Warrants under certain conditions. See "Plan of
Distribution." The exercise prices of the IPO Warrants were determined by negotiation between the Company and Blair, and are not necessarily related to the Company's asset value, net worth or other criteria of value.

The Company's IPO Units, Class A Common Stock, Class A Warrants and Class B Warrants are traded on the Nasdaq SmallCap Market under the symbols LPTHU, LPTHA, LPTHW, LPTHZ, respectively. On September 15, 1997 closing prices of the IPO Units, Class A Common Stock, Class A Warrants and Class B Warrants were $13.25, $7.63, $4.33 and $1.72, respectively.

-------------------------------------------------------------------------------------------------------
                                      Warrant                  Warrant               Proceeds to
                                  Exercise Price         Solicitation Fee(1)         the Company
-------------------------------------------------------------------------------------------------------
Per Class A Warrant                    $6.50                    $.33                    $6.17
Total (2)                     $11,960,000              $   598,000              $11,362,000
Per Class B Warrant                    $8.75                    $.44                    $8.31
Total (2)                     $32,200,000              $1,610,000               $30,590,000
Per Class C Warrant                    $5.63                    $.00                    $5.63
Total (3)                     $  1,801,600                        -             $  1,801,600
Per Class D Warrant                    $5.63                    $.00                    $5.63
Total (3)                     $     360,320                       -             $     360,320
=======================================================================================================


     (1) Represents Solicitation Fees payable to Blair pursuant to the Warrant Agreement between the Company and Blair in certain circumstances. See "Plan of Distribution."
     (2) Assumes the exercise of all Class A Warrants and Class B Warrants. There can be no assurance that any of the Warrants will be exercised.
     (3) Assumes the exercise of all Class C Warrants and Class D Warrants. There can be no assurance that any of the Warrants will be exercised.

                               PROSPECTUS SUMMARY

         The following summary should be read in conjunction with, and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) incorporated by reference. Unless otherwise indicated, the information in this Prospectus assumes no exercise of any other outstanding warrants or options. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the "Risk Factors."

                                   The Company


         LightPath Technologies, Inc. ("LightPath" or the "Company") produces GRADIUM(R) glass and performs research and development on future GRADIUM glass applications. GRADIUM glass is an optical quality glass material with varying refractive indices, capable of reducing optical aberrations inherent in conventional lenses and performing with a single lens tasks traditionally performed by multi-element conventional lens systems. The Company believes that GRADIUM glass lenses provide advantages over conventional lenses for certain applications. By reducing optical aberrations, the Company believes that GRADIUM glass lenses can provide sharper images, higher resolution, less image distortion, a wider usable field of view and a smaller focal spot size. By reducing the number of lenses in an optical system, the Company believes that GRADIUM glass can provide more efficient light transmission and greater brightness, lower production costs, and a simpler, smaller product. While the Company believes that other researchers have sought to produce optical quality lens material with the properties of GRADIUM glass, the Company is not aware of any other person or firm that has developed a repeatable manufacturing process for producing such material on a prescribable basis. LightPath has been issued thirteen patents and has pending filed patent applications related to its materials composition, product design and fabrication processes for the production of GRADIUM glass products. The Company continues to develop new GRADIUM glass materials with various refractive index and dispersion profiles, whole value added lens systems for a variety of optical applications, and multiplexers and interconnects for the telecommunications field.

         The Company believes that GRADIUM glass can potentially be marketed for use in most optics and optoelectronics products. In an attempt to more rapidly establish initial sales volume, to date the Company has emphasized laser products that it believes may have the greatest immediate commercial impact with the least initial investment. Generally, optical designers can substitute GRADIUM glass components from the Company's standard line of products in lieu of existing conventional laser lens elements. Lasers are presently used extensively in a broad range of consumer and commercial products, including fiber optics, robotics, wafer chip inspection, bar code reading, document reproduction and audio and video compact disc machines. Because GRADIUM glass can concentrate light transmission into a much smaller focal spot than conventional lenses, the Company believes and customers' test results confirm that GRADIUM glass has the ability to improve laser performance. The Company's growth strategy is to target key laser market niches and establish the necessary products and partnership alliances to sell into Europe and Asia as well as the U.S. market. During fiscal year 1997, the Company established relationships with six foreign distributors and a Silicon Valley manufacturer representative which relationships the Company believes will enable it to rapidly establish a presence in certain foreign and domestic markets. In addition to laser applications, the Company, through its printed and Internet on-line catalog, provides a standard line of GRADIUM glass lenses for broad-based sales to optical designers developing particular systems for original equipment manufacturers ("OEMs") or in-house products.

         Because complex optical systems contain many optical components, and GRADIUM glass lenses can be utilized to reduce the number of lens elements in such systems, the Company believes that GRADIUM glass lenses can simplify the design and improve the performance of complex optical systems. However, design and production of an optical product is a lengthy process, and it could take years for producers to redesign complex optical systems using GRADIUM glass, reconfigure the product housing, re-engineer the assembly process and commence commercial quantity orders for GRADIUM glass components.

         The Company can not predict how long is required for manufacturers of existing optical systems to incorporate GRADIUM glass into such systems , if ever. Accordingly, the Company intends to focus its long-term marketing efforts on emerging niche industries, such as multimedia and telecommunications, that are designing for next-generation optical systems, and performance driven industries, such as medical instruments, that are seeking to optimize performance of existing optical products.

         The Company's growth strategy is also to develop strategic relationships with original equipment manufacturers, ("OEM"'s) that incorporate or produce optical components. The Company believes OEM relationships may expand and develop the Company's technology base by evolving into more sophisticated development efforts and complex products, although there can be no assurances in this regard. The Company's existing OEM relationships have resulted in the development of prototype lenses for Karl Storz GMBH & Co., a leading manufacturer of endoscopes, camera television lenses and the optimization of a high performance riflescope for a gunsight manufacturer.

         Optoelectronics technologies represent an overlap of photonics and electronics and are key enablers of "Information Age" technologies, such as fiberoptic communications, optical data storage, laser printers, digital imaging, and sensors for machine vision and environmental monitoring. As part of its growth strategy, the Company has targeted various optoelectronic industry market niches and is currently developing additional GRADIUM glass products and key strategic alliances with technology and marketing partners to design, build and sell next generation integrated components and devices. The Company believes that GRADIUM glass can provide industry wide solutions to optoelectronic problems associated with light gathering, packaging and alignment.

         Since its inception in 1985 until June 1996, the Company was a development stage enterprise that engaged in basic research and development. During fiscal year 1997, the Company's operational focus began to shift to product development and commercial sales. The Company believes that most of its product sales prior to fiscal year 1997 have been to persons evaluating the commercial application of GRADIUM glass or using the products for research and development. During 1997, numerous prototypes for production orders were completed. In addition, catalog sales of standard profiles were received. The Company currently offers standard, computer-based profiles of GRADIUM glass that engineers can use for product design. The current focus of the Company's technology department development efforts is the expansion of GRADIUM product's applications to the areas of multiplexers and interconnects for the telecommunications field, the addition of the crown glass product line to supplement its existing flint products, development of acrylic axial gradient material to extend the range of existing product applications, and the upgrade of proprietary material design software and optical design tools to facilitate product design. The Company was incorporated in Delaware in 1992. Its corporate headquarters are located at 6820 Academy Parkway East N.E., Albuquerque, New Mexico, 87109 and its telephone number is (505) 342-1100.

         The Private Securities Litigation Reform Act of 1995 ("the Act") provides a safe harbor for forward looking statements made by or on behalf of the Company. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures, growth, product development, sales, business strategy and other such matters are forward-looking statements. These forward-looking statements are based largely on the Company's expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from the forward-looking statements as a result of a number of factors, including, but not limited to, the Company's early state of development, the need for additional financing, and intense competition in various aspects of its business. In light of these risks and uncertainties, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

--------------------------------------------------------------------------------

                                                        The Offering
--------------------------------------------------------------------------------------------------------------------
Securities Offered by the Company:           1,840,000  Units  consisting  of one share of Class A Warrant  and one
                                             Class B Warrant of the  Company.  Each Class A Warrant is  exercisable at any time on or before  February 22 , 2001 to purchase for $6.50 one share of  Class A  Common  Stock and one Class B  Warrant,  subject to adjustment.  Each  Class  B  Warrant  is  exercisable  any  time on or before  February  22 , 2001 to  purchase  one share of Class A  Common
                                             Stock for $8.75,  subject to  adjustment.  The Warrants are subject to
                                             redemption  in  certain  circumstances.   The  Class A  Common  Stock,
                                             Class A  Warrants  and Class B Warrants  will be  separately  tradable immediately  upon  issuance.  160,000 Units  issuable upon exercise of the Unit  Purchase  Option held by Blair for $6.75 per unit during the three year period  commencing  February 22, 1998.  Each Unit  consists of one share of Class A Common  Stock,  one  Class A  Warrant  and one
                                             Class B Warrant of the Company. See "Description of Securities."

Securities Offered by Selling                839,000 Units  consisting  of one share of Class A Common  Stock;  and
Securityholders:                             839,000  Class  B  Warrants  issuable  upon  exercise  of the  Class A
                                             Warrants and 1,678,000  shares of Common Stock  issuable upon exercise of the Class A and Class B Warrants

                                             1,000,000  shares of Class A Common Stock issuable upon  conversion of
                                             Series A Preferred Stock and exercise of outstanding  Class C Warrants and Class D Warrants.  Each Class C Warrant is exercisable at any time on or  before  July  2000 to  purchase  for $5.63 one share of Class A
                                             Common  Stock  subject  to   adjustment.   Each  Class  D  Warrant  is
                                             exercisable  at any time on or before July 2002 to purchase  for $5.63 one share of Class A Common Stock subject to adjustment.

                                             180  shares  of  Series  A  Preferred  Stock  has a stated  value  and liquidation  preference of $10,000, plus an 8% per annum premium. Each share of Series A Preferred  Stock is convertible  into Class A Common
                                             Stock at the  option of holder,  with  volume  limitations  during the first 9  months,  based on its  stated  value at the  conversion  date divided by a conversion  price. The conversion price is defined as the lesser  of  $5.625  or 85% of the  average  closing  bid  price of the
                                             Company's  Class A  Common  Stock  for the  five  days  preceding  the conversion date.

--------------------------------------------------------------------------------
                            Company's Capitalization
--------------------------------------------------------------------------------

Common   Stock    Outstanding    June   30,
1997(1)(3):
   Class A Common Stock                      2,766,185 shares(1)(3)

   Class E-1 Common Stock                    1,449,942 shares(2)

   Class E-2 Common Stock                    1,449,942 shares(2)

   Class E-3 Common Stock                      966,621 shares(2)

Use of Proceeds                              The Company intends to use the net proceeds received upon the exercise of the Warrants,  if any, for general  corporate  purposes and working
                                             capital  to  support   anticipated   growth  including   research  and
                                             development programs and continuing product  development.  See "Use of
                                             Proceeds."  All proceeds  received upon resale of any of the shares of
                                             Common  Stock,  Class A Warrants and Class B Warrants will be received by the Selling Securityholders.

Risk Factors                                 The  securities  offered  hereby  involve  a high  degree  of risk and immediate  substantial dilution to public investors.  An investment in the  Units  offered  hereby  should  be  made  only  after  a  careful consideration  of the  various  risks which may affect the Company and its operations. See "Risk Factors"

Nasdaq Symbols                               Units - LPTHU
                                             Class A Common Stock - LPTHA
                                             Class A Warrants - LPTHW
                                             Class B Warrants - LPTHZ

--------
(1) Does not include outstanding options at June 30, 1997 to purchase 304,669 shares of Class A Common Stock and 149,504 shares of Class E-1, 149,504 shares of Class E-2 and 99,669 shares of Class E-3 Common Stock which are exercisable at option exercise prices ranging from $5.00 to $51.56 per share and 145,025 shares of Class A Common Stock reserved for issuance upon future grants of options issuable under the Company's stock option plans.
(2) Each share of outstanding Class E-1 Common Stock, Class E-2 Common Stock and Class E-3 Common Stock (collectively, the "Class E Shares") will, on a class basis, automatically convert into Class A Common Stock if and as the Company attains certain earnings levels or the market price of the Company's Class A Common Stock achieves certain targets with respect to each of the three separate classes. The Class E Shares will be redeemed by the Company for a nominal amount if such earnings levels or market price targets are not achieved.
(3) Does not include an aggregate of 8,838,000 shares of Class A Common Stock issuable upon exercise of (i) the Unit Purchase Option and the Class A and Class B Common Stock Purchase Warrants underlying the Unit Purchase Option;
     (ii) the Class A Warrants and Class B Warrants forming part of the Units offered hereby, (iii) the 839,000 Class A Warrants issued at the IPO; (iv) the 839,000 additional Class B Warrants issuable upon exercise of the Class A Warrants referred to in (iii) above, and (v) the additional 1,000,000 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock and exercise of Class C and Class D Warrants.

                                  RISK FACTORS

         An investment in the Securities offered hereby involves a high degree of risk and should only be made by investors who can afford the loss of their entire investment. Prospective investors, prior to making an investment decision, should give careful consideration, in addition to the other information contained in the Disclosure Documents, as defined in the Subscription Agreement, to the following risk factors.

         Previously Development Stage Company; Accumulated Deficit, Working Capital and Capital Deficiency; Limited Operating History. The Company's predecessor commenced operations in 1985, and the Company was a development stage company through June 30, 1996. Prior to fiscal year 1997, the Company's primary activities have been basic research and development. The Company's current focus is on product development and sales. At June 30, 1997, the Company had an accumulated deficit of ($17,212,516). For the year ended June 30, 1997, the Company recognized revenues of $673,677 and a net loss of ($2,998,290). For the year ended June 30, 1996, the Company recognized revenues of $200,444 and had a net loss of ($2,914,905). The Company's products are at an early stage of development and the Company believes that most of its product sales prior to fiscal year 1997 have been to parties evaluating the commercial application of GRADIUM glass or using the products for research and development. During 1997 numerous prototypes for production orders were completed, but no commercial orders have been received to date. While the Company has been engaged in some marketing efforts over the past few years that have resulted in some collaborative arrangements or purchases by parties considering incorporating GRADIUM in their product designs, these efforts have not resulted in material sales revenues. The Company has continued to operate at a deficit and expects to continue to operate at a deficit for fiscal year 1998 and until such time, if ever, as the Company's operations generate sufficient revenues to cover its costs. The likelihood of the success of the Company must be considered in light of the delays, uncertainties, difficulties and risks inherent in a new business, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, manufacturing, marketing and competition, and additional costs and expenses that may exceed current estimates. There can be no assurance that revenues will increase significantly in the future or that the Company will ever achieve profitable operations.

         Independent Auditor's Report as to Company's Ability to Continue as a Going Concern. The Company has received a report from its independent auditors that includes an explanatory paragraph regarding uncertainty as to the ability of the Company to continue as a going concern. Among the factors cited by the accountants as raising substantial doubt as to the Company's ability to continue as a going concern are that the Company was in development stage through June 1996, has incurred operating losses, is dependent on external sources of capital and has a working capital deficiency and capital deficiency. The Company may incur losses for the foreseeable future due to the significant costs associated with the development, manufacturing and marketing of its GRADIUM products and due to the continued research and development activities that will be necessary to further refine the Company's technology and products and to develop products with additional applications. The Company expects that the proceeds from the Private Placement will enable it to fund its operations for fiscal year 1998.

         Anticipation of Operating Losses; Need for Additional Financing. The Company anticipates continuing to incur substantial operating losses for fiscal year 1998 and until such time, if ever, as the Company's operations generate sufficient revenues to offset its costs. The Company expects to incur substantial expenses principally as the result of the various costs associated with the Company's continuing research and development efforts to expand its product line, capital expenditures for scale-up of manufacturing operations and implementation of a sales and marketing program and distribution channels, recruitment and training of personnel and other operating activities. The Company's potential receipt of revenues from product sales are subject to substantial contingencies, and there can be no assurances concerning the timing and amount of future revenues from product sales, if any. The Company anticipates that product sales and the net proceeds from the Company's Private Placement completed July 25, 1997 will be sufficient to finance the Company's working capital requirements for at least fiscal year 1998, although the Company's capital requirements are subject to numerous contingencies associated with a company in its early stages of operations. The Company's capital requirements after such period will depend on the extent that GRADIUM glass becomes commercially accepted, if at all, and the Company's marketing program is successful in generating sales sufficient to sustain its operations. There can be no assurance that the Company will generate sufficient revenues to fund its operations. The Company may be required to seek additional financing in the event the proceeds from its July 1997 private placement of Series A Preferred Stock and September 1997 Series B Preferred Stock are insufficient to offset costs associated with unanticipated delays, cost overruns, unanticipated expenses including those associated with a company in an early stage of development or in the event the Company does not realize anticipated revenues. The Company has no commitments from others to provide such additional financing and there can be no assurance that any such additional financing will be available if needed or, if available, will be on terms acceptable to the Company. In the event such necessary financing is not obtained, the Company's operations will be materially adversely affected and the Company will have to cease or substantially reduce operations. Any additional equity financing may be dilutive to stockholders, and debt financings, if available, may involve restrictive covenants.

         Early Stage of Development of Proposed Products; Need for Market Acceptance. Through June 1996, the Company's primary activities were basic research and development of glass material properties. The Company's current line of GRADIUM products has not been widely sold ( approximately 90 customers as of June 30, 1997) or marketed. While the Company believes its existing products are commercially viable, market feedback may require the Company to further refine these products. Development of additional product lines will require significant further research, development, testing and marketing prior to commercialization. In particular, the Company's lens technology will require substantial further refinement to develop products capable of correcting chromatic optical applications, which is required for many optical product applications. There can be no assurance that any proposed products will be successfully developed, demonstrate desirable optical performance, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed. In order for its products to achieve commercial acceptance, the Company must educate the optical components markets to create product awareness and demand, and, in large part, persuade potential customers to redesign existing products and retool existing assembly processes in order to substitute GRADIUM for existing materials. There can be no assurance that the Company can accomplish the foregoing to the extent necessary to develop market acceptance of its products.

         Uncertainty of Commercialization of the Company's Technology; Limited Number of Potential Customers Testing the Company's Technology. The Company's existing products have not yet achieved commercial acceptance. To date, product revenues received by the Company have been from purchasers engaged in prototype development, evaluation of the commercial application of the Company's products, or other research and development activities, and purchases have not reached commercial quantities. Although the Company is engaged in negotiations and discussions with other potential customers, there can be no assurance that any such discussions will lead to development of commercially viable products or significant revenues for the Company, if any, or that any existing or products developed in the future will attain sufficient market acceptance to generate significant revenues. In order to persuade potential customers to purchase GRADIUM products, the Company will need to overcome industry resistance to, and suspicion of, gradient lens technology that has resulted from previous failed attempts by various researchers and manufacturers to develop a repeatable, consistent process for producing lenses with variable refractive indices. The Company must also satisfy prospective customers that it will be able to meet their demand for quantities of GRADIUM products, since the Company will be the sole supplier and licensor. The Company does not have an established track record as a manufacturer and, even after the Company's February 1996 IPO, does not have a substantial net worth. There can be no assurance that the Company can accomplish the foregoing to the extent necessary to develop market acceptance of its products. Prospective customers will need to make substantial expenditures to redesign products to incorporate GRADIUM lenses. There can be no assurances that potential customers will view GRADIUM's benefits as sufficient to warrant such design expenditures.

         Dependence on Key Personnel, Need for Additional Personnel. The operations of the Company depend to a significant extent upon the efforts of Leslie A. Danziger, the Company's Chairman of the Board and President, who conceived the Company's technology and strategic plan and who is substantially responsible for planning and guiding the Company's direction. In addition, the Company's success depends upon the contributions of Donald E. Lawson, the Company's Executive Vice President, whose responsibilities for the Company's operations are very substantial. Each of the foregoing officers has an employment agreement with the Company that provides, among other things, for severance compensation in certain events. The loss of any of these key employees would adversely affect the Company's business. The Company has obtained key employee life insurance policies in the amount of $3,000,000 on the life of Ms. Danziger and $1,000,000 on the life of Mr. Lawson. The Company had twenty-eight employees on June 30, 1997. The Company intends to hire at least eight additional employees in the next twelve months. Additional personnel will need to be hired if the Company is able to successfully expand its operations. There can be no assurance that the Company will be able to identify, attract and retain employees with skills and experience necessary and relevant to the future operations of the Company's business.

         Competition. The optical lens and components markets are intensely competitive and numerous companies, substantially all of which have greater financial and other resources than the Company, provide products and services that compete with those offered by the Company. The Company competes with manufacturers of conventional spherical lens products and aspherical lens products, producers of optical quality glass and other developers of gradient lens technology and products. In the markets for conventional and aspheric lenses, the Company will be competing against, among others, established international industry giants. Many of these companies also are primary customers for optical components, and therefore have significant control over certain markets for the Company's products. The Company is aware of other companies that are attempting to develop radial gradient lens technology, and it is possible that other companies of which the Company is not yet aware are attempting to develop axial gradient lens technology similar to the Company's technology. There can be no assurance that existing or new competitors will not develop technologies that are superior to or more commercially acceptable than the Company's technology and products.

         Limited Marketing and Sales Capabilities; Fragmented Market. The Company's operating results will depend to a large extent on its ability to educate the various industries utilizing optical glass about the advantages of GRADIUM and to market GRADIUM products to the participants within those industries. The Company currently has very limited marketing capabilities and experience and will need to hire additional sales and marketing personnel and develop a sales and marketing program and sales distribution channels in order to achieve and sustain commercial sales of its products. The Company has hired a sales staff and used a portion of the proceeds of the IPO to develop its sales and marketing program and recruit personnel. In addition, while the Company has developed a preliminary marketing plan, there can be no assurance that the plan will be implemented or, if implemented, will succeed in creating sufficient levels of customer demand for the Company's products. The markets for optical lenses and components are highly fragmented. Consequently, the Company will need to target particular market segments in which it believes it may have the most success. It may be very difficult for the Company to penetrate any particular market segment, and any attempt will require a substantial, but unknown, amount of effort and resources. The fragmented nature of the optical products market may impede the Company's ability to achieve commercial acceptance for its products. The Company's success will depend in great part on its ability to develop and implement a successful marketing and sales program. There can be no assurance that any marketing and sales efforts undertaken by the Company will be successful or will result in any significant sales of the Company's products. If the sales and marketing efforts implemented by the Company do not generate expected revenues, the Company may be required to seek additional financing or alter its business plan.

         Dependence on Patents and Proprietary Technology. The Company's success will depend, in part, on its ability to obtain protection for its products and technologies under United States and foreign patent laws, to preserve its trade secrets, and to operate without infringing the proprietary rights of third parties. There can be no assurance that patent applications relating to the Company's products or potential products will result in patents being issued, that any issued patents will afford adequate protection to the Company or not be challenged, invalidated, infringed or circumvented, or that any rights granted thereunder will afford competitive advantages to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products and/or technologies, duplicate any of the Company's product or technologies, or, if patents are issued to, or licensed by, the Company, design around such patents. There can be no assurance that patents owned or licensed by the Company and issued in one jurisdiction will also issue in any other jurisdiction. Furthermore, there can be no assurance that the Company can adequately preserve proprietary technology and processes that it maintains as trade secrets. An inability by the Company to develop and adequately protect its proprietary technology and other assets could have a material adverse effect on the Company's business, financial condition and results of operations.

         Dependence on Others. The Company's strategy for the research, development and commercialization of certain of its products entails entering into various arrangements with corporate partners, original equipment manufacturers (OEMs), licensees and others in order to generate product sales, license, royalties and other funds adequate for product development. The Company may also rely on its collaborative partners to conduct research efforts, product testing and to manufacture and market certain of the Company's products. Although the Company believes that parties to any such arrangements would have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities may not be within the control of the Company. There can also be no assurance that the Company will be successful in establishing any such collaborative arrangements or that, if established, the parties to such arrangements will assist the Company in commercializing products. Presently the Company has entered into a development agreement with an endoscope manufacturer pursuant to which it has developed prototype lenses. There can be no assurance that the endoscope manufacturer will progress to a production phase or, if production commences, that the Company will receive significant revenues from this relationship. In 1996, the Company terminated its agreement with a catalog company to distribute certain of its products on an exclusive basis. While the Company has no agreement with the catalog company with respect thereto, it anticipates continuing such relationship on a non-exclusive basis. In 1997, the Company formalized relationships with six foreign distributors to create markets for GRADIUM in their respective countries. There can be no assurance that these parties, or any future partners, will perform their obligations as expected or that any revenue will be derived from such arrangements.

         Limited Manufacturing Capability. Prior to the IPO, the Company had minimal experience in manufacturing optical components. In addition, the Company had limited resources to manufacture its products. Proceeds from the Company's February 1996 IPO were used to expand its manufacturing facilities and hire personnel to scale-up production activities. In March 1996, the Company entered into a 5 year lease for a new corporate headquarters and larger manufacturing facility in Albuquerque, New Mexico. Within the 13,300 square foot facility, the Company established its present manufacturing processes. The Company believes that the present manufacturing facilities are sufficient for its planned operations over the next several years. However, the Company does not have any experience manufacturing products in quantities sufficient to meet commercial demand. If the Company is unable to manufacture its products in sufficient quantities and a timely manner to meet customer demand, the Company's business, financial condition and results of operations will be materially adversely affected.

         Product Liability Exposure. The sale of the Company's optical products will involve the inherent risk of product liability claims against the Company. The Company currently does not maintain product liability insurance coverage, but intends to procure such insurance in the future. Product liability insurance is expensive, subject to various coverage exclusions and may not be obtainable by the Company in the future on terms acceptable to the Company. Moreover, the amount and scope of any coverage may be inadequate to protect the Company in the event that a product liability claim is successfully asserted against the Company.

         Immediate and Substantial Dilution. Purchasers of certain of the securities offered hereby will incur immediate substantial dilution in the per share net tangible book value of their Class A Common Stock. Therefore, purchasers of the securities offered hereby will bear a proportionately greater risk of loss than the Company's current stockholders.

         Charge to Income in the Event of Conversion of Class E Common Stock. In the event any shares of the Company's Class E Common Stock held by stockholders who are officers, directors, employees or consultants of the Company are converted into shares of Class A Common Stock, the Company will record compensation expense for financial reporting purposes during the period in which such conversion occurs. Therefore, if the Company attains any of the earnings thresholds or the

Company's Class A Common Stock meets certain minimum bid prices required for the conversion of the shares of Class E Common Stock, such conversion will be deemed additional compensation expense of the Company. Accordingly, the Company will, in the event of the conversion of the Class E Common Stock, recognize during the period in which the reportable earnings thresholds are met or such minimum bid prices obtained, what could be a substantial charge that would have the effect of significantly increasing the Company's reportable loss or reducing or eliminating reportable earnings, if any, at such time. Such charge will equal the fair market value of such shares on the date of release, which may be substantial. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities. Since Class E shares are not treated as outstanding for purposes of earnings per share calculations, the increase in the number of shares of Class A Common Stock upon conversion of any series of Class E Common Stock will negatively affect the Company's earnings per share.

         Control by Present Holders of Common Stock; Voting Trust. The Company's principal stockholders beneficially owned 250,210 shares of Class A Common Stock, 1,106,809 shares of the combined Class E Common Stock, representing 9% of the outstanding Class A Common Stock, 28% of the combined outstanding Class E Common Stock, and 20% of the total combined voting power of all of the Common Stock outstanding at September 12, 1997. In addition, certain stockholders of the Company holding approximately 18% of the total voting power have entered into a voting trust agreement. Additional stockholders may subsequently join the voting trust. Pursuant to the voting trust, Leslie A. Danziger, the Company's Chairman and President, is granted the authority to vote all of the shares subject to the voting trust on all matters that the Company's stockholders are entitled to vote. Accordingly, Ms. Danziger will likely be able to influence the election of the Company's directors and thereby direct the policies of the Company. The Series A Preferred Stock has no voting rights. Consequently, the holders thereof will have no such rights until and unless such shares are converted into Class A Common Stock.

         Future Sales of Common Stock. As of the September 15, 1997 approximately 69,000 shares of outstanding Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and under certain circumstances may be sold without registration pursuant to such rule. Although no significant sales have occurred, the Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing market price of the Company's securities although any future sales of substantial amounts of securities pursuant to Rule 144 could adversely affect prevailing market prices.

         Dividends Unlikely. The Company has not paid any cash dividends on its Common Stock and does not intend to declare or pay cash dividends in the foreseeable future. The Company expects that it will retain all available earnings, if any, to finance and expand its business.

         Arbitrary Determination of Warrant Exercise Price. The exercise price of the warrants and other terms of such securities have been arbitrarily established by negotiation between the Company and one Underwriter with respect to the Class A and Class B Warrants and with the placement agent with respect to the Series A Preferred Stock and Class C and Class D Warrants, and do not necessarily bear any relationship to the Company's asset value, net worth or financial condition of the Company or any generally recognized criteria of value and should not be regarded as an indication of any future market price of the Company's securities.

         Effect of Outstanding Options and Warrants. The Company has outstanding
(i) 1,840,000 Class A Warrants to purchase an aggregate of 1,840,000 shares of Class A Common Stock and 1,840,000 Class B Warrants; (ii) 1,840,000 Class B Warrants to purchase 1,840,000 shares of Class A Common Stock; (iii) the Selling Securityholders Warrants to purchase an aggregate of 839,000 shares of Class A Common Stock and 839,000 Class B Warrants; (iv) the Unit Purchase Option to purchase an aggregate of 240,000 Units; (v) 1,000,000 shares of Class A Common Stock reserved for the conversion of Series A Preferred Stock and exercise of Class C and Class D Warrants; and (vi) outstanding options at June 30, 1997 to purchase an aggregate of 304,669 shares of Class A Common Stock, 149,504 shares of Class E-1, 149,504 shares of Class E-2 and 99,669 shares of Class E-3 Common Stock. The Company also has an additional 145,025 shares of Class A Common Stock reserved for issuance under its Omnibus Incentive Plan and Directors Stock Incentive Plan. For the respective terms of such

Warrants, options and the Unit Purchase Option, the holders thereof are given an opportunity to profit from a rise n the market price of the Company's Class A Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and Warrants. The holders of the Class A and B Warrants and the holders of the Class C and Class D Warrants issuable in connection with the placement of the Series A Preferred Stock may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein.

         Potential Adverse Effect of Redemption of Warrants. Commencing February 22, 1997, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days' notice provided the average closing bid price (as defined herein) of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption exceeds $9.10, in the case of the Class A Warrants, or $12.25, in the case of the Class B Warrants (subject to adjustment in each case). Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

         Possible Adverse Effects of Authorization of Preferred Stock, Anti-Takeover Provisions. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue additional Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has authorized 200 shares of Series A Preferred Stock and 300 shares of Series B Preferred Stock, of which 180 and 230 shares, respectively, are currently issued and outstanding. Although the Company has no present intention to issue any additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. In addition, the Company's Certificate of Incorporation requires a super majority vote of stockholders to approve certain transactions, a classified Board of Directors and certain other provisions that may have the effect of discouraging a change of control of the Company. Further, the Company is subject to the provisions of Section 203 of the Delaware General Corporation Law which may have the effect of discouraging persons from pursuing a non-negotiated takeover of the Company and delaying or preventing certain changes of control.

         Limitation of Liability of Directors. The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, subject to limited exceptions. Although such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, the presence of these provisions in the Certificate of Incorporation could prevent the recovery of monetary damages against directors of the Company.

         Possible Adverse Effect on the Liquidity of the Company's Securities Due to Securities and Exchange Commission Investigation of the IPO Underwriter and Blair & Co. and Recent Settlement by Blair & Co. with NASD. The Securities and Exchange Commission (the "Commission") is conducting an investigation concerning various business activities of the Underwriter in the Company's IPO and D.H. Blair & Co., Inc., ("Blair & Co.") a selling group member which distributed a substantial portion of the IPO Units. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co.

         In July 1997, Blair & Co., its Chief Executive Officer and its head trader consented, without admitting or denying any violations, to a settlement with the NASD Regulation, Inc. ("NASDR"), the regulatory oversight subsidiary of the National Association of Securities Dealers, Inc. ("NASD") District

Business Conduct Committee for District No. 10 to resolve allegation of NASD rule and securities law violations in connection with mark-up and pricing practices and adequacy of disclosures to customers regarding market-making activities of Blair & Co. in connection with certain securities issues during the period from June 1993 through May 1995 where Blair & Co. was the primary selling group member. NASDR alleged the firm failed to accurately calculate the contemporaneous cost of securities in instances where the firm dominated and controlled after-market trading, thereby causing the firm to charge its customers excessive mark-ups. NASDR also alleged the firm did not make adequate disclosure to customers about its market-making activities in two issues. As part of the settlement, Blair & Co. has consented to censure and has agreed to pay a $2 million fine, make $2.4 million in restitution to retail customers, employ an independent consultant for two years to review and make recommendations to strengthen the firm's compliance procedures, and has undertaken for twelve months not to sell to its retail customers (excluding banks and other institutional investors) more than 60% of the total securities sold in any securities offering in which it participates as an underwriter or selling group member. The Chief Executive Officer of Blair & Co. has agreed to settle failure to supervise charges by consenting to a censure, the imposition of a $300,000 fine and a 90-day suspension from associating with any member firm and has undertaken to take certain requalification examinations. The settlement with NASDR does not involve or relate to the Underwriter, its chief executive officer or any of its other officers or directors.

         Blair & Co. currently makes a market in the Company's securities. The Company is unable to predict whether Blair & Co.'s settlement with the NASDR or any unfavorable resolution of the Commission's investigation will have any effect on such firm's ability to make a market in the Company's securities and, if so, whether the liquidity or price of the Company's securities would be adversely affected.

         Possible Restrictions on Market-Making Activities in Company's Securities. Blair & Co. makes a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period of up to five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Class A and Class B Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that such Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Class A Warrants issued to the Bridge Securityholders and offered for sale may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable restricted period prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. engages in a distribution of any of the Selling Securityholders' Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.

         Risk of Low-Priced Stock. If the Company's securities were delisted from Nasdaq (See "Risk Factors--Nasdaq Listing and Maintenance Requirements"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the IPO to sell any of the securities acquired hereby in the secondary market.

         The Commission has adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest.

         If the Company's securities were subject to the existing or proposed rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

         Non-Registration in Certain Jurisdictions of Shares Underlying the Warrants; Need for Current Prospectus. Although none of the securities offered hereby will knowingly be sold to purchasers in jurisdictions in which such securities are not registered or otherwise qualified for sale, purchasers may buy such securities or the components thereof in the aftermarket in, or may move to, jurisdictions in which the securities underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares and/or Class B Warrants to those persons desiring to exercise their Warrants unless and until the underlying securities could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. In addition, investors will not be able to exercise their Warrants, unless at the time of exercise the Company has a current prospectus covering the shares of Class A Common Stock and Class B Warrants underlying the Warrants. No assurances can be given that the Company will be able to effect any required registration or qualification or maintain a current prospectus.

         Nasdaq Listing and Maintenance Requirements, Risk of Delisting. The Units, Class A Common Stock and Class A and Class B Warrants are currently traded on Nasdaq SmallCap Market. Under the rules for continued listing on Nasdaq SmallCap Market, a company is required to maintain at least $2,000,000 in "net tangible assets" ("net tangible assets" equals total assets less total liabilities and goodwill) or at least $35,000,000 in total market value or at least $500,000 in net income in two out of its last three fiscal years, as well as at least 500,000 shares in public float, at least $1,000,000 in market value of the public float and a price of not less than $1.00 per share, and meet certain corporate governance standards. Upon notice of a deficiency in one or more of the maintenance requirements, the Company would be given 90 days (30 days in the case of the number of market-makers) to comply with the maintenance standards. Failure of the Company to meet the maintenance requirements of Nasdaq could result in the Company's securities being delisted from Nasdaq, with the result that the Company's securities would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau Incorporated. As a consequence of such delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Company's securities. Among other consequences, delisting from Nasdaq may cause a decline in the stock price and difficulty in obtaining future financing.

         Stock Market Volatility. There have been periods of extreme volatility in the stock market, which in many cases were unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock. General market price declines or market volatility in the future could adversely affect the price of the Common Stock and the Warrants. In certain cases, volatility in the price of a given security can result from the short-term trading strategies of certain market segments. Such volatility can distort market value and can be particularly severe in the case of smaller capitalization stocks and immediately before or after an important corporate event such as a public offering.

         Risk of Insufficient Funds Available to Effect Redemptions. In the events of conversion of the Series A Preferred Stock or exercise of its accompanying Class C Warrants in a manner that would cause an undue dilution of its Common Stock, the Company has the right to redeem such preferred stock and warrants for cash. In addition, a Liquidation Event (as defined in the Company's Certificate of Designation) may require redemption of the Series A Preferred Stock for cash. There can be no assurance that in either of the foregoing events that the Company will have adequate cash to effect such cash redemptions.

                                 USE OF PROCEEDS

         Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that the Warrantholders will choose to exercise all or any of their Warrants. In the event that all of the 1,840,000 outstanding Class A Warrants and all of the 3,680,000 Class B Warrants outstanding and issuable upon the exercise of the outstanding Class A Warrants (excluding the Bridge Securityholders and Unit Purchase Option) are exercised, the net proceeds to the Company would be approximately $41,952,000, after deducting applicable solicitation fees. In the event that all of the 320,000 outstanding Class C Warrants and all of the 64,000 Class D Warrants outstanding are exercised, the Company would receive additional net proceeds of approximately $2,161,920.

         The Company intends to use the net proceeds received upon the exercise of the Warrants, if any, for general corporate purposes, expansion of the manufacturing facility and working capital to support anticipated growth including research and development programs and continuing product development. All proceeds from the resale of any securities offered hereby will be received by the respective Selling Securityholders.

                         DETERMINATION OF OFFERING PRICE

         This prospectus may be used from time to time by the Selling Securityholders to sell the offered securities. The offering price of such Class A Common Stock will be determined by the Selling Securityholders and such sales may be made in the Nasdaq SmallCap Market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

                             SELLING SECURITYHOLDERS

         An aggregate of 839,000 Class A Warrants, each exercisable into one share of Class A Common Stock and one Class B Warrant, may be offered by the Bridge Securityholders who received their Class A Warrants in connection with a private placement completed by the Company in November 1995. An aggregate of 320,000 Class C Warrants, and 64,000 Class D Warrants converting to one share each Class A Common Stock may be offered by the Private Placement Securityholders who purchased their Class C and Class D Warrants in connection with a private placement completed by the Company in July 1997.

         The following table sets forth certain information with respect to each Bridge Securityholder and each Private Placement Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Bridge Securityholders or Private Placement Securityholder and the Company, nor have any such material relationships existed within the past three years.

                                                              Number of Warrants Beneficially Owned and
                                                              Maximum Number to be sold
                                                          Class A          Class C           Class D
Selling  Securityholders  -                            Warrants (1)      Warrants (2)      Warrants (2)
-------------------------                              ------------      ------------      ------------
Magid Abraham                                                  50,000
William Aden                                                   35,000
Bruce Barrus                                                    8,500
Thomas J. & Dorothy M. Biuso                                   12,500
Burns Family Trust                                              1,200
Kenneth & Sherry Cohen                                         12,500

David B. Cornstein                                             25,000
Benjamin Danziger                                              21,000
Charles Garcia                                                  7,500
Irving L. Goldman                                              25,000
Stuart Gruber                                                  12,500
Kenneth Hoffer                                                 15,000
Herman S. Howard                                               50,000
Michael Jesselson 12/18/80 Trust                               25,000
Jesselson Grandchildren 12/18/80 Trust                         50,000
Robert & Eileen Jordan                                         12,500
Milton Klein                                                   16,000
Guy Knolle                                                     17,500
Louis Leeburg                                                   7,500
William Leeburg                                                15,000
William Leeburg Profit Sharing Plan                            15,000
Lenny Corp                                                     12,500
William J. Lipkin                                              12,500
Gloria Mavra                                                   25,000
Charles Bechert                                                 7,500
James S. Mulholland, Sr.                                       37,500
Ray & Vita Pliskow                                             17,000
Robin Prever                                                   25,000
Marc Roberts                                                   25,000
Robert Roberts                                                  7,500
F.B. Rooke & Sons                                              18,000
Alan J. Rubin                                                  25,000
Robert & Daniel Ruscutti                                       12,500
Anand J. Sathe                                                 12,500
Louise Schrier                                                 50,000
E. Donald Shapiro                                              12,500
Gary J. Strauss                                                12,500
Morris Talansky                                                12,500
Leonard R. and Jane G. Wohletz, Jr.                            12,500
Wolfson Equities                                               50,000
Martin Zelman                                                  12,500
Cranshire Capital LLP                                                            26,667
EP Opportunity Fund, LLC                                                         62,222
Lakeshore International, LTD                                                     44,444
The Matthew Fund                                                                 35,556
Keyway Investments, LTD                                                          80,000
Namax Corp.                                                                      17,778
G.P.S. Fund, LTD                                                                  8,889
Legong Investments N.V.                                                          44,444
Swartz Family Partnership, LP                                                                      15,750
Kendrick Family Partnership, LLP                                                                   15,750
Brad Hathorn                                                                                        2,300
Jerry Harris                                                                                        5,450
Carl Johnson                                                                                        2,000
Davis Holden                                                                                        3,000
Frank Mauro                                                                                        15,750
Chuck Whiteman                                                                                      3,000
Dwight Bronnum                                                                                        500
Robert Hopkins                                                                                        500
                                                      ---------------- ----------------- -----------------
                       Total                                  839,000           320,000            64,000
                                                      ---------------- ----------------- -----------------

     (1) Does not include shares of Class A Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Class A Common Stock issuable upon exercise of the Class B Warrants.
     (2) Number indicated denotes shares of Class A Common Stock issuable upon exercise of the Class C and Class D Warrants. Does not include shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock, and held by holder of the Class C Warrants.

         With the exception of Milton Klein, a director of the Company; Benjamin Danziger, the father of Leslie A. Danziger, Louis Leeburg, a principal of the John E. Fetzer Institute and a principal stockholder of the Company, and, the Burns Family Trust, another principal stockholder of the Company, there are no material relationships between any of the Bridge Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Bridge Securityholder regarding the distribution of the Bridge Securityholders Warrants or their underlying securities.

         Class D Warrants were issued to the placement agent along with a 10% placement fee for their compensation in connection with the July 1997 private placement of Series A Preferred Stock.

                              PLAN OF DISTRIBUTION

Bridge Securityholders

         The shares of Class A Common Stock issuable upon exercise of the Warrants are being offered directly by the Company pursuant to the terms of such Warrants. No underwriter is being utilized in connection with this offering. Any securities offered hereby for resale shall be offered directly by such selling securityholder.

         The Company has agreed to pay D.H. Blair Investment Banking Corp. ("Blair") a Solicitation Fee of 5% of the aggregate exercise price of each Class A and Class B Warrant which is exercised, if (I) the market price of the Class A Common Stock on the date of the Warrant is exercised is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account;
(iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and (v) the solicitation of exercise of the Warrants was not in violation of Regulation M as promulgated under the Exchange Act or applicable state securities laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company.

         Blair acted as the underwriter of the Company's IPO in February and March 1996. Other than the securities underlying the Unit Purchase Option granted to Blair in connection with the IPO, the Company is not aware of any other securities of the Company owned by Blair. In connection with the IPO, the Company and Blair agreed to indemnify each other against certain liabilities in connection with the IPO and this offering including liabilities under the Act.

         In connection with the IPO, the Company sold to Blair, for nominal consideration, the Unit Purchase Option to purchase up to 160,000 IPO Units at an exercise price of $6.75 per IPO Unit. The Unit Purchase Option and the underlying securities cannot be transferred, sold, or assigned until February 22, 1998, except to officers of Blair or to any NASD member participating in the IPO and is exercisable during the period commencing February 22, 1998 and ending February 22, 2001.

         The Company entered into an agreement with Blair providing for the payment of a fee to Blair, in the event that Blair originates a merger or other acquisition transaction to which the Company is a party. The fee is based on a percentage of the consideration paid in the transaction ranging from 7% of the first $1,000,000 to 2 1/2% of any consideration in excess of $9,000,000.

         Unless granted an exemption by the Commission from Regulation M, Blair will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Regulation M may provide) prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair may be unable to continue to make a market in the Company's securities during certain periods while the Warrants are exercisable. See "Risk Factors - Possible Restrictions on Market-Making Activities in Company's Securities".

         The exercise prices of the Warrants were determined by negotiation between the Company and Blair and are not necessarily related to the Company's asset value, net worth or other established criteria of value.

         Blair acted as a placement agent in connection with the private placement of Bridge Notes and warrants completed in November 1995. Blair has informed the Company that The Securities and Exchange Commission (the
"Commission") is conducting an investigation concerning various business activities of the Underwriter in the Company's IPO and D.H. Blair & Co., Inc., ("Blair & Co.") a selling group member which distributed a substantial portion of the IPO Units. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co. See "Risk Factors - Possible Adverse Effect on the Liquidity of the Company's Securities Due to Securities and Exchange Commission Investigation of the IPO Underwriter and Blair & Co. and Recent Settlement by Blair & Co. with NASD".


Private Placement Securityholders

         The Private Placement Securities may be sold from time to time by the Private Placement Securityholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Private Placement Securities may be sold in one or more of the following types of transactions:
(a) a block trade in which the broker-dealer so engaged will attempt to sell the Private Placement Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Private Placement Securityholders may arrange for other broker-dealers to participate in the resales.

         In connection with distributions of the Private Placement Securities or otherwise, the Private Placement Securityholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Private Placement Securities in the course of hedging the positions they assume with Private Placement
Securityholders. The Private Placement Securityholders may also sell Private Placement Securities short and redeliver the Private Placement Securities to close out such short positions. The Private Placement Securityholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Private Placement Securities, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Private Placement Securityholders may also loan or pledge Private Placement Securities to a broker-dealer and the broker-dealer may sell the Private Placement Securities so loaned or, upon a default, the broker-dealer may effect sales of the pledged Private Placement Securities pursuant to this Prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Private Placement Securityholders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         All costs, expenses and fees in connection with the registration of the securities offered hereby will be borne by the Company. Commission and discounts, if any, attributable to the sales of the Private Placement Securities will be borne by the Private Placement Securityholders. The Private Placement Securityholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Private Placement Securities against certain liabilities, including liabilities arising under the Securities Act. The Company and the Private Placement Securityholders have agreed to indemnify certain persons including broker-dealers or agents against certain liabilities in connection with the offering of the Private Placement Securities, including liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                            DESCRIPTION OF SECURITIES

         For a description of the Company's Class A Common Stock, the Class A Warrants and Class B Warrants, see the Company's Registration Statement on Form SB-2 dated December 7, 1995, filed with the Commission and incorporated by reference into this Prospectus.

         Each Class C Warrant entitles the holder to purchase one Class A Common Stock at $5.63 per share at any time through July 2000. Each Class D Warrant entitles the holder to purchase one Class A Common Stock at $5.63 per share at any time through July 2002. For a description of the Class C Warrant and Class D Warrants see Exhibit 4.7 and Exhibit 4.8 filed herein.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Company and the validity of the securities offered hereby will be passed upon for the Company by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona.

                                     EXPERTS

         The financial statements of the Company as of June 30, 1997, and for the year then ended, have been incorporated by reference in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP covering the June 30, 1997, financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and resulting continued dependence on external sources of capital raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

         The statements of operations, stockholders' equity (deficiency in net assets), and cash flows of the Company, for the year ended June 30, 1996, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon also incorporated by reference (which contains an explanatory paragraph with respect to going concern mentioned in the Notes to the financial statements). Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                             ----------------------
                                TABLE OF CONTENTS
                                                        Page
                                                        ----
                      Available Information             I-4
                      Prospectus Summary                 4
                      Risk Factors                       8
                      Use of Proceeds                   16
                      Determination of Offering Price   16
                      Selling Securityholders           16
                      Plan of Distribution              18
                      Description of Securities         20
                      Legal Matters                     20
                      Experts                           20

                             ----------------------



                          LIGHTPATH TECHNOLOGIES, INC.

 1,840,000 Units, each consisting of one Share of Class A Common Stock and one Redeemable B Warrant, issuable upon the exercise of outstanding Redeemable Class
   A Warrants and 1,840,000 Shares of Class A Common Stock issuable upon the exercise of Redeemable Class B Warrants underlying such Class A Warrants and
     1,840,000 Shares of Class A Common Stock issuable upon the exercise of outstanding Redeemable Class B Warrants Underlying such Class A Warrants

839,000 Redeemable Class A Warrants to Purchase 839,000 Shares of Class A Common
  Stock and 839,000 Redeemable Class B Warrants to Purchase 839,000 Shares of Class A Common Stock, and 2,517,000 shares of Class A Common Stock issuable upon the exercise of such Class A and Class B Warrants
                                       And
1,000,000 Shares of Class A Common Stock issuable upon the conversion of Series
  A Preferred Stock and exercise of Redeemable Class C Warrants and Redeemable
                                Class D Warrants

                             ----------------------
                                   PROSPECTUS
                             ----------------------
                                October____, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

It is estimated that the following expenses, in addition to Blair's Solicitation Fee of 5% of the IPO Warrants exercise price under certain circumstances, will be incurred in connection with the proposed offering hereunder.
All of such expenses will be borne by the Company:


                                                            Amount
                                                            ------

          Legal fees and expenses .....................     $    8,000.00

          Accounting fees and expenses ................          4,000.00

          Printing expenses ...........................          5,000.00
                                                            -------------

          Total .......................................     $   17,000.00
                                                            =============



Item 15.  Indemnification of Directors and Officers

         Article TENTH of the Company's Certificate of Incorporation, as amended, provides as follows:

         TENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the DGCL. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

         Article VII of the Company's Bylaws provides, in summary, that the Company is required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company. Indemnification is against all liability and loss suffered and expenses reasonably incurred. Unless required by law, no such indemnification is required by the Company of any person initiating such suit, action or proceeding without board authorization. Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification. For a full text of Article VI of the Bylaws, see Exhibit 3.3 to this Registration Statement.

ITEM 16.  Exhibits and Financial Statement Schedules.

                                                               Page Number or
   Exhibit                                                        Method of
    Number                         Description                     Filing
    ------                         -----------                     ------
     4.1     Form of Warrant Agreement                               (1)

     4.2     Form of Unit Purchase Option                            (2)

     4.3     Form of Voting Trust Agreement dated among              (1)
             certain stockholders of the Registrant

     4.4     Specimen Certificate for the Class A Common             (2)
             Stock

     4.5     Specimen Certificate for the Class A. Warrants          (2)

     4.6     Specimen Certificate for the Class B Warrants           (2)

     4.7     Form of Class C Warrants                                 *

     4.8     Form of Class D Warrants                                 *

     5.1     Opinion and Consent of Squire, Sanders &                 *
             Dempsey LLP

     23.1    Consent of KPMG Peat Marwick LLP, Independent            *
             Auditors

     23.2    Consent of Ernst & Young LLP, Independent                *
             Auditors

     23.3    Consent of Squire, Sanders & Dempsey LLP            Included in
                                                                 Exhibit 5.1

      24     Powers of Attorney                               See signature page


*  Filed herewith.

1. Previously filed as Exhibit 4.1 to registrant's registration statement on Form SB-2 filed on December 7, 1995 (File No. 33-80119)(the "SB-2").
2.   Previously filed as Exhibit to the SB-2.

Item 17.  Undertakings



         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement.

         (4) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 Registration Statement and duly authorized this Amendment to the Registrant Statement to be signed on its behalf by the undersigned, in the City of Albuquerque and State of New Mexico on October 6, 1997.

                                        LIGHTPATH TECHNOLOGIES, INC.,
                                        a Delaware corporation



                                        By:            /s/LESLIE A. DANZIGER
                                                     ---------------------------
                                             Leslie A. Danziger
                                             Chairman of the Board
                                             President

                            Special Power of Attorney

         KNOW ALL MEN BY THESE PRESENT, that each of the undersigned, constitutes and appoints each of Leslie A. Danziger and Donald E. Lawson, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre and post-effective amendments (including all amendments filed pursuant to Rule 462(b)) to this Form S-3 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securites and Exchange Commission, granting such attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in person, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done by virtue hereof. In accordance with the requirement of the Securities Act of 1933, this Amendment to the Registration Statement was signed below by the following persons in the capacities and on the dates stated.

        Signature                                   Title                              Date
        ---------                                   -----                              ----

                                    Chairman of the Board and President
 /s/ LESLIE A. DANZIGER             (Principal Executive Officer)                  October 6, 1997
--------------------------
    Leslie A. Danziger

                                    Executive Vice President and
  /s/ DONALD E. LAWSON              Treasurer (Principal Financial and             October 6, 1997
--------------------------          Accounting Officer)
     Donald E. Lawson

   /s/ Louis Leeburg
   -----------------
      Louis Leeburg                 Director                                       October 6, 1997


 /s/ Milton Klein, M.D.
 ----------------------
    Milton Klein, M.D.              Director                                       October 6, 1997



/s/ Haydock H. Miller, Jr.          Director                                       October 6, 1997
--------------------------
  Haydock H. Miller, Jr.

                                      II-4